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EXHIBIT 99.2--FORM OF NOTICE OF GUARANTEED DELIVERY

                         NOTICE OF GUARANTEED DELIVERY
                                      FOR
                             SUBSCRIPTION WARRANTS
                                   ISSUED BY
                          WYNDHAM INTERNATIONAL, INC.

  This form, or one substantially similar hereto, must be used to exercise the Rights pursuant to the Rights Offering described in the Prospectus dated November 8, 1999 (the "Prospectus") of Wyndham International, Inc., a Delaware corporation (the "Company"), if a holder of the Rights cannot deliver the Subscription Warrant(s) evidencing the Rights to ChaseMellon Shareholder Services, L.L.C. at or prior to 5:00 p.m. New York City time on December 8, 1999, unless extended (the "Expiration Date"). Such form must be delivered by hand or sent by facsimile transmission or mail to ChaseMellon Shareholder Services, L.L.C., and must be received by ChaseMellon Shareholder Services, L.L.C. on or prior to 5:00 p.m., New York City time, on the Expiration Date. See the discussion set forth under "THE RIGHTS OFFERING--Special Procedure under "Notice of Guaranteed Delivery' Form" in the Prospectus.

  Regardless of the manner of delivery of the Subscription Warrants, payment of the Subscription Price of $100.00 per share for each share of Series A Convertible Preferred Stock subscribed for upon exercise of such Rights must be received by ChaseMellon Shareholder Services, L.L.C. in the manner specified in the Prospectus at or prior to 5:00 p.m., New York City time, on the Expiration Date.

                          The Subscription Agent is:

                   ChaseMellon Shareholder Services, L.L.C.

               By Mail:                        Facsimile Transmission

                                            (eligible institutions only):

   ChaseMellon Shareholder Services,
                L.L.C.                             (201) 296-4293
             P.O. Box 3301

      South Hackensack, NJ 07606        To confirm receipt of facsimile only
    Attn: Reorganization Department                (201) 296-4860

               By Hand:                       If by Overnight Courier:


   ChaseMellon Shareholder Services,      ChaseMellon Shareholder Services,
                L.L.C.                                 L.L.C.
       120 Broadway, 13th Floor                  85 Challenger Road
           New York NY 10271                      Mail Stop--Reorg
    Attn: Reorganization Department           Ridgefield Park, NJ 07660
                                           Attn: Reorganization Department

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS TO A FACSIMILE NUMBER OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

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Gentlemen:

  The undersigned hereby represents that he or she is the holder of Subscription Warrant(s) representing ______ Rights and that such Subscription Warrant(s) cannot be delivered to the Subscription Agent at or before 5:00 p.m., New York City time, on the Expiration Date. Upon the terms and subject to the conditions set forth in the Prospectus, receipt of which is hereby acknowledged, the undersigned hereby elects to exercise the Subscription Privilege to subscribe for one share of Series A Preferred Stock per 56.2772 Rights represented by such Subscription Warrant. The undersigned understands that payment of the Subscription Price of $100.00 per share for each share of Series A Preferred Stock subscribed for pursuant to the Subscription Privilege must be received by the Subscription Agent at or before 5:00 p.m., New York City time, on the Expiration Date. The undersigned represents that such payment, in the aggregate amount of $___, either (check appropriate box):

[_] is being delivered to ChaseMellon Shareholder Services, L.L.C. herewith or

[_] has been delivered separately to ChaseMellon Shareholder Services, L.L.C.;

and is or was delivered in the manner set forth below (check appropriate box and complete information relating thereto):

[_] wire transfer of funds

  -- name of transferor institution
                                   --------------------------------------------

  -- date of transfer
                     ----------------------------------------------------------

  -- confirmation number (if available)
                                       ----------------------------------------

[_] uncertified check (Payment by uncertified check will not be deemed to have been received by the Subscription Agent until such check has cleared. Holders paying by such means are urged to make payment sufficiently in advance of the Expiration Date to ensure that such payment clears by such date.)

[_] certified check

[_] bank draft (cashier's check)

[_] U.S. postal money order

  --name of maker
                 --------------------------------------------------------------

  --date of check, draft or money order number
                                              ---------------------------------

  --bank on which check is drawn or issuer of money order
                                                         ----------------------

Signature(s)
            ---------------------------------------------------------------

Name(s)
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                            (Please Type or Print)

Address(es)
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                                  (Zip Code)

Area Code and Tel. No(s).
                         -----------------------------------------------------

Subscription Warrant No(s). (if available)
                                          -------------------------------------

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                             GUARANTY OF DELIVERY
         (NOT TO BE USED FOR SUBSCRIPTION WARRANT SIGNATURE GUARANTEE)

  The undersigned, a member firm of a registered national securities exchange or member of the National Association of Securities Dealers, Inc., commercial bank or trust company having an office or correspondent in the United States, or other eligible guarantor institution which is a member of or a participant in a signature guarantee program acceptable to ChaseMellon Shareholder Services, L.L.C., guarantees that the undersigned will deliver to ChaseMellon Shareholder Services, L.L.C. the certificates representing the Rights being exercised hereby, with any required signature guarantees and any other required documents, all within three New York Stock Exchange trading days after the date hereof.

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                                   (Address)


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                       (Area Code and Telephone Number)

Dated:              , 1999
      --------------

(Name of Firm)
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(Authorized Signature)
                      ---------------------------------------------------------

  The institution which completes this form must communicate the guarantee to ChaseMellon Shareholder Services, L.L.C. and must deliver the Subscription Warrant(s) to ChaseMellon Shareholder Services, L.L.C. within the time period shown herein. Failure to do so could result in a financial loss to such institution.

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